CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-12394, 33-20194, 33-43596 and 33-52247)
of Tultex Corporation of our report dated February 6, 1996 appearing on page 20 of the Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of this Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
March 27, 1996